Exhibit 23.3

PricewaterhouseCoopers LLP
1 Embankment Place
London WC2N 6RH
Telephone +44 (0) 20 7583 5000
Facsimile +44 (0) 20 7822 4652

CONSENT OF INDEPENDENT RESTISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Inmarsat Finance plc of the following reports:

•   Our report dated April 21, 2004 relating to the financial statements and financial statement schedule of Inmarsat Group Limited (as the successor to Inmarsat Ventures Limited) as of December 31, 2003 and for the period from December 17, 2003 to December 31, 2003, which appears in such Registration Statement, and to our report dated April 21, 2004 relating to the financial statements and financial statement schedule of Inmarsat Group Limited as successor to Inmarsat Ventures Limited (as the predecessor) as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001 and for the period from January 1, 2003 to December 17, 2003, which appears in such Registration Statement;

•   Our report dated April 21, 2004 relating to the financial statements of Inmarsat Investments Limited (as the successor to Inmarsat Ventures Limited) as of December 31, 2003 and for the period from December 17, 2003 to December 31, 2003, which appears in such Registration Statement, and to our report dated April 21, 2004 relating to the financial statements of Inmarsat Group Limited as successor to Inmarsat Ventures Limited (as the predecessor) as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001 and for the period from January 1, 2003 to December 17, 2003, which appears in such Registration Statement;

•   Our report dated April 21, 2004 relating to the financial statements of Inmarsat Ventures Limited as of and for the years ended December 31, 2003, 2002 and 2001, which appears in such Registration Statement;

•   Our report dated April 21, 2004 relating to the financial statements of Inmarsat Limited as of and for the years ended December 31, 2003, 2002 and 2001, which appears in such Registration Statement;

•   Our report dated April 21, 2004 relating to the financial statements of Inmarsat Leasing (Two) Limited as of and for the years ended December 31, 2003, 2002 and 2001, which appears in such Registration Statement;

•   Our report dated April 21, 2004 relating to the financial statements of Inmarsat Launch Company Limited as of December 31, 2003 and for the period from December 4, 2003 to December 31, 2003, which appears in such Registration Statement; and

•   Our report dated May 20, 2004 relating to the financial statements of Inmarsat Finance plc as of December 31, 2003 and for the period from October 13, 2003 to December 31, 2003, which appears in such Registration Statement;

The aforementioned reports all appear in such registration statement.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
London, UK

August 24, 2004